       As filed with the Securities and Exchange Commission on September 3, 1997
                                                      Registration No. 333-24183

================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                              READ-RITE CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


        Delaware                      3679                     94-2770690
(STATE OR OTHER JURISDICTION (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
      OF INCORPORATION)       CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)

                              345 Los Coches Street
                           Milpitas, California 95035
                                 (408) 262-6700
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                      INCLUDING AREA CODE, OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)
                              --------------------

                                Cyril J. Yansouni
                      Chairman and Chief Executive Officer
                              Read-Rite Corporation
                              345 Los Coches Street
                           Milpitas, California 95035
                                 (408) 262-6700
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                   Copies to:


                             FRANCIS S. CURRIE, ESQ.
                               JOHN A. FORE, ESQ.
                       WILSON, SONSINI, GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                         TWO PALO ALTO SQUARE, SUITE 900
                           PALO ALTO, CALIFORNIA 94306
                              --------------------

   The registration fee was previously calculated and paid in connection with the filing of the Registration Statement and the
                       pre-effective amendments thereto.
                              --------------------

            No Exhibits are filed with this Post-Effective Amendment.

================================================================================

         The Registrant registered an aggregate of $350,000,000 of its debt securities and common stock (the "Registered Securities") pursuant to a Registration Statement on Form S-3 (File No. 333-24183) filed with the Securities and Exchange Commission (the "Commission") on March 28, 1997 and Pre-Effective Amendment Number 1 and Number 2 thereto filed with the Commission on May 15, 1997 and July 28, 1997, respectively. The Registration Statement was declared effective on August 7, 1997. Pursuant to a Prospectus Supplement dated August 20, 1997 which was filed with the Commission pursuant to Rule 424(b)(5) on August 21, 1995, the Registrant issued and sold an aggregate of $345,000,000 of its 6 1/2% Convertible Subordinated Notes due September 1, 2004 (the "Issued Securities"). At this time, the Registrant hereby withdraws from registration under such Registration Statement the remaining $5.0 million of Registered Securities representing the excess of the Registered Securities over the Issued Securities (the "Remaining Securities").

         This Post-Effective Amendment is being filed for the sole purpose of deregistering the Remaining Securities. No changes are being made to the Prospectus Supplement, the Prospectus or to Part II of the Registration Statement.


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on the 29th day of August, 1997.

                        READ-RITE CORPORATION

                        By: /s/John T. Kurtzweil
                           -----------------------------------------------------
                            (John T. Kurtzweil
                            Vice President, Finance and Chief Financial Officer)

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on August 29, 1997 by the following persons in the capacities indicated:


       SIGNATURE                                            TITLE

 /s/CYRIL J. YANSOUNI*           Chief Executive Officer
    ------------------------     (Principal Executive Officer) and Chairman
    (Cyril J. Yansouni)          of the Board of Directors

/s/JOHN T. KURTZWEIL             Vice President, Finance and Chief Financial
    ------------------------     Officer (Principal Financial and Accounting
   (John T. Kurtzweil)           Officer)

/s/FREDERIC SCHWETTMANN*         Director
    ------------------------
   (Frederic Schwettmann)

/s/JOHN G. LINVILL*              Director
    ------------------------
   (John G. Linvill)

 /s/WILLIAM J. ALMON*            Director
    ------------------------
   (William J. Almon)

 /s/MICHAEL L. HACKWORTH*        Director
    ------------------------
   (Michael L. Hackworth)

 /s/MATTHEW J. O'ROURKE*         Director
    ------------------------
    (Matthew J. O'Rourke)

*By:/s/JOHN T. KURTZWEIL
    ------------------------
    (John T. Kurtzweil)
    Attorney-in-Fact



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